                                   EXHIBIT 11


                                  Computations

                                       of

                     Earnings (Loss) Per Share Information

                           Primary and Fully Diluted

                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

              COMPUTATION OF EARNINGS (LOSS) PER SHARE INFORMATION

                           PRIMARY - EARNINGS (LOSS)

           BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF CHANGE

                  IN THE METHOD OF ACCOUNTING FOR INCOME TAXES


                                                                             Year Ended June 30,
                                                                     1995              1994              1993
                                                                     ----              ----              ----
                                                                     (in thousands, except per share amounts)
Earnings (loss) before extraordinary item
 and cumulative effect of change in the method
 of accounting for income taxes for computing
 earnings (loss) per share - primary  . . . . . . . . . . . . .     $4,593            $7,310           $(2,045)
                                                                     =====             =====             =====
Weighted average number of common and
 common equivalent shares outstanding . . . . . . . . . . . . .      1,245             1,247             1,243
                                                                     =====             =====             =====

Earnings (loss) before extraordinary item
 and cumulative effect of change in the method
 of accounting for income taxes per common
 and common equivalent
 share - primary  . . . . . . . . . . . . . . . . . . . . . . .     $ 3.69            $ 5.86           $ (1.65)
                                                                     =====             =====             =====


                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

              COMPUTATION OF EARNINGS (LOSS) PER SHARE INFORMATION

                         PRIMARY - NET EARNINGS (LOSS)


                                                                               Year Ended June 30,
                                                                     1995              1994              1993
                                                                     ----              ----              ----
                                                                     (in thousands, except per share amounts)
Net earnings (loss) for computing earnings
 (loss) per share - primary . . . . . . . . . . . . . . . . . .     $4,593            $7,760           $(2,180)
                                                                     =====             =====             =====
Weighted average number of common and
 common equivalent shares outstanding . . . . . . . . . . . . .      1,245             1,247             1,243
                                                                     =====             =====             =====
Net earnings (loss) per common and common
 equivalent share - primary . . . . . . . . . . . . . . . . . .      $3.69             $6.22            $(1.75)
                                                                     =====             =====             =====


                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

              COMPUTATION OF EARNINGS (LOSS) PER SHARE INFORMATION

                     FULLY DILUTED - EARNINGS (LOSS) BEFORE

        EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF CHANGE IN THE METHOD

                         OF ACCOUNTING FOR INCOME TAXES


                                                                                       Year Ended June 30,
                                                                            1995              1994              1993
                                                                            ----              ----              ----
                                                                            (in thousands, except per share amounts)
Earnings (loss) before extraordinary item
  and cumulative effect of change in the method of
  accounting for income taxes for computing
  earnings (loss) per share - primary   . . . . . . . . . . . . . .        $4,593            $7,310           $(2,045)

Reduction of interest expense less
 applicable income taxes assuming
 conversion of 7% convertible
 subordinated debentures due 2011 . . . . . . . . . . . . . . . . .         1,137             1,137               -- *
                                                                           ------            ------           -------

Earnings (loss) before extraordinary item
 and cumulative effect of change in the method of
 accounting for income taxes for computing earnings
 (loss) per share - fully diluted   . . . . . . . . . . . . . . . .        $5,730            $8,447           $(2,045)
                                                                           ======            ======           =======
Weighted average number of common
 and common equivalent shares
 outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,260             1,249             1,243

Addition from assumed conversion
 as of the beginning of each period
 of the 7% convertible subordinated
 debentures outstanding at the end
 of each period . . . . . . . . . . . . . . . . . . . . . . . . . .           885               886                --*
                                                                           ------            ------           -------
Weighted average number of common
 and common equivalent shares out-
 standing on a fully diluted basis  . . . . . . . . . . . . . . . .         2,145             2,135             1,243
                                                                           ======            ======           =======
Earnings (loss) before extraordinary item
 and cumulative effect of change in the method
 of accounting for income taxes per common
 and common equivalent share - fully diluted  . . . . . . . . . . .         $2.67             $3.96            $(1.65)
                                                                           ======            ======           =======

*Assumed conversion is antidilutive, and accordingly, the debentures are excluded from the computation.

                  HUDSON GENERAL CORPORATION AND SUBSIDIARIES

              COMPUTATION OF EARNINGS (LOSS) PER SHARE INFORMATION

                      FULLY DILUTED - NET EARNINGS (LOSS)


                                                                                       Year Ended June 30,
                                                                            1995              1994              1993
                                                                            ----              ----              ----
                                                                            (in thousands, except per share amounts)
Net earnings (loss) for computing
 earnings (loss) per share - primary  . . . . . . . . . . . . . . .        $4,593            $7,760           $(2,180)

Reduction of interest expense less
 applicable income taxes assuming
 conversion of 7% convertible
 subordinated debentures due 2011 . . . . . . . . . . . . . . . . .         1,137             1,137                --*

Net earnings (loss) for computing
 earnings (loss) per share - fully
 diluted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $5,730            $8,897           $(2,180)

Weighted average number of common
 and common equivalent shares
 outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,260             1,249             1,243

Addition from assumed conversion
 as of the beginning of each period
 of the 7% convertible subordinated
 debentures outstanding at the end
 of each period . . . . . . . . . . . . . . . . . . . . . . . . . .           885               886                --*


Weighted average number of common
 and common equivalent shares out-
 standing on a fully diluted basis  . . . . . . . . . . . . . . . .         2,145             2,135             1,243

Net earnings (loss) per common and
 common equivalent share - fully
 diluted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $2.67             $4.17            $(1.75)


* Assumed conversion is antidilutive, and accordingly, the debentures are excluded from the computation.


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